EXHIBIT 10.7

PROMISSORY NOTE

S80,000 Santa Clara, California December 5, 2003

For value received, NanoSensors, Inc., a Nevada corporation, promises to pay to Austin E. Hills ("Lender"), the sum of Fifteen Thousand & no/100 (S15,000), together with interest of S1250 by January 20, 2004 and the sum of Fifteen Thousand & no/100 (S15,000) together with interest of S1250 by February 20, 2004.

Additionally, the Lender will receive the remaining balance of Fifty Thousand & no/100 (S50,000) by January 20, 2005 or on a schedule mutually agreed upon by NanoSensors, Inc. and Lender. Furthermore, Lender will receive 200,000 shares of common stock of NanoSensors, Inc. The total number of shares of common stock at the first issuance of common shares for Nano Sensors, Inc. is 10,000,000.

Principal and interest hereunder shall be payable in lawful money of the United States.

If action be instituted on this Note, Borrower promises to pay all costs, expenses and such sums as the court may fix as attorneys' fees.

BORROWER:

NanoSensors, Inc.
A Nevada corporation

By ______________________
President